UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2004

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 20, 2004, Quidel Corporation entered into an employment agreement (the “Employment Agreement”), stock option agreement (the “Stock Option Agreement”) and change in control agreement (the “Agreement Re: Change in Control”) with its newly appointed President, Chief Executive Officer and Director, Caren L. Mason, as discussed under Item 5.02 of this current report on Form 8-K.  The Employment Agreement, Stock Option Agreement and Agreement Re: Change in Control are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

The Employment Agreement sets forth the terms of Ms. Mason’s employment with the Company and provides for, among other matters: (i) a minimum base salary of $415,000 per annum, subject to adjustment upward by the Board of Directors; (ii) an annual bonus to be determined by the Board of Directors based upon attainment of goals set by the Board, up to a maximum of 50% of Ms. Mason’s base salary; (iii) a cash performance bonus based on a three-year cycle, commencing January 1, 2005 and ending December 31, 2007, which will be paid at the end of the three-year cycle and based upon attainment of goals set by the Board; (iv) an inducement bonus of $50,000 payable as of the commencement of her employment and an additional $100,000 payable at December 31, 2004; and (v) stock options to purchase up to 450,000 shares of the Company’s common stock, under the terms and conditions of the Stock Option Agreement.

Under the Employment Agreement, Ms. Mason is an “at-will” employee, which means that either Ms. Mason or the Company may terminate her employment at any time.  However, and except in the context of a change in control, if Ms. Mason’s employment with the Company is terminated without cause or she terminates her employment for good reason (as such terms are defined in the Employment Agreement), she is entitled to a severance payment equal to eighteen (18) months of her then current base salary and payment of insurance premiums for a period of eighteen (18) months following termination. In addition, the Board of Directors is required to consider whether vesting of Ms. Mason’s stock options will be accelerated. Amounts payable to Ms. Mason upon a change in control of the Company are generally governed by her Agreement Re: Change in Control described below.

The Agreement Re: Change in Control provides for the payment of severance benefits in the event of termination of Ms. Mason’s employment in connection with a change in control of the Company.  The severance benefits are payable to Ms. Mason if her employment with the Company is terminated within 30 days prior to or three years following a change in control, unless terminated for cause or the termination is the result of a voluntary resignation (which does not include resignations stemming from a material adverse change in responsibilities, status, compensation, authority or location of work place) or her death or disability.  The severance benefits under the Agreement Re: Change in Control generally consist of a lump sum cash payment equal to two (2) times the sum of (i) Ms. Mason’s highest annual salary rate within the three (3) year period ending on the date of termination plus (ii) an amount equal to the annualized average of all bonuses and incentive compensation payments paid to Ms. Mason during the two (2) year period immediately before the date of termination.  In addition, the Agreement Re: Change in Control provides for: payment of $25,000 to help pay defray the legal fees, tax and accounting fees and other costs associated with transitional matters; continued coverage for two (2) years under the Company’s group medical insurance, group dental insurance, group-term life insurance and disability insurance programs unless and to the extent Ms. Mason obtains concurrent coverage through another program in which case the Company’s coverage will be terminated or reduced as applicable; and immediate vesting and exercisability of any and all unvested stock options.

Item 5.02                                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)            On July 13, 2004, Quidel filed a press release announcing that S. Wayne Kay, its then current President, Chief Executive Officer and Director, would leave the Company upon the naming of his successor.  Accordingly, upon the naming of Caren L. Mason as the Company’s President, Chief Executive Officer and as a member of the Company’s Board of Directors, Mr. Kay resigned from all of the positions that he held with the Company and its subsidiaries and affiliates, effective as of August 20, 2004.

(c)            On August 23, 2004, Quidel filed a press release announcing the appointment of Caren L. Mason as the President, Chief Executive Officer and a Director of the Company, effective August 20, 2004.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Ms. Mason is 50 and has more than 25 years experience in healthcare.  Prior to joining Quidel, Ms. Mason provided consultative services from September 4, 2003 through April 30, 2004, for Eastman Kodak Health Imaging as a result of the sale of MiraMedica, Inc., a digital technology, diagnostic imaging company, to Eastman Kodak.  She served as President and CEO for MiraMedica, Inc., from April 1, 2002 through September 4, 2003.  From January 17, 2000 through June 30, 2001, Ms. Mason served as CEO of eMed Technologies, Inc. of Lexington, Massachusetts, a digital technology, diagnostic imaging company.  Prior to joining eMed Technologies, Ms. Mason served as General Manager of the Women’s Healthcare business and as a General Manager in various capacities for the Services business of General Electric Medical Systems from July of 1996 to January of 2000.  Ms. Mason’s additional healthcare experience includes her tenure with Bayer AG/AGFA from October of 1989 to July of 1996 where she last served as Senior Vice President for the AGFA Technical Imaging Business Group.  Ms. Mason began her career in healthcare with American Hospital Supply/Baxter Healthcare and served in sales, marketing and managerial roles from 1977 through 1988.

Ms. Mason is a graduate of Indiana University and has extensive executive education including that from the University of Chicago, Round Table Group and GE Crotonville.  Ms. Mason has been a member of the Franciscan Sisters of the Poor Foundation Board of Governors and has also been a member of the board of directors for MediServ/GESCI, eMed Technologies, Inc. and MiraMedica, Inc.

In connection with Ms. Mason’s appointment as the Company’s President and Chief Executive Officer, the Company entered into the Employment Agreement, Stock Option Agreement and Agreement Re: Change in Control with Ms. Mason discussed above in Item 1.01 of this current report on Form 8-K.  In addition, the Employment Agreement, Stock Option Agreement and Agreement Re: Change in Control are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01               Financial Statements and Exhibits.

(c)                                  Exhibits:

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1

Employment Agreement, effective August 20, 2004, between Quidel Corporation and Caren L. Mason.

10.2

Stock Option Agreement, effective August 20, 2004, between Quidel Corporation and Caren L. Mason.

10.3

Agreement Re: Change in Control, effective August 20, 2004, between Quidel Corporation and Caren L. Mason.

99.1

Press release, dated August 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2004
QUIDEL CORPORATION

	By:	/s/ Paul E. Landers
	Name:	Paul E. Landers
	Its:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Employment Agreement, effective August 20, 2004, between Quidel Corporation and Caren L. Mason.

10.2

Stock Option Agreement, effective August 20, 2004, between Quidel Corporation and Caren L. Mason.

10.3

Agreement Re: Change in Control, effective August 20, 2004, between Quidel Corporation and Caren L. Mason.

99.1

Press release, dated August 23, 2004.